Exhibit 99.1

DAVIDsTEA BOARD UNDERSCORES COMMITMENT TO CREATING VALUE FOR ALL SHAREHOLDERS AND ADDRESSES LATEST DISSIDENT ANNOUNCEMENT

- Herschel Segal of RDI is the architect of many of the company’s current challenges; Segal is now seeking control of the board

MONTREAL, April 26, 2018 (GLOBE NEWSWIRE) — The Board of Directors of DAVIDsTEA Inc. (Nasdaq:DTEA) today provided the following statement addressing the most recent public announcement by Rainy Day Investments Ltd. (RDI), a holder of 46% of the outstanding shares of DAVIDsTEA, and Mr. Herschel Segal, RDI’s president and a former member of the Board of Directors of the company:

DAVIDsTEA’s board and management are focused on the company’s future and are committed to creating value for all the company’s shareholders.

Mr. Segal co-founded the company and has been on the board since our initial public offering until he resigned on March 5, 2018. Mr. Segal’s assertion that his proposed control of the board would bring a new, objective vision for the company is disingenuous. The operational and financial challenges Mr. Segal highlights in his recent press release all occurred under his watch.

By proposing a dissident slate of seven director nominees to replace the entire board, Mr. Segal is now proposing to effectively control the board without having paid a premium to other shareholders.

The DAVIDsTEA Board is open to continued discussions with all shareholders. In particular, it is the Board’s hope that discussions with Mr. Segal can continue in a constructive and professional manner, avoiding the unnecessary distraction and cost of a public proxy contest.

On March 28, three significant DAVIDsTEA shareholders (Porchlight Equity Management, LLC, (12.8%), TDM Asset Management PTY LTD. (12.2%), and Edgepoint Wealth Management, Inc. (11.5%)) sent a letter to the DAVIDsTEA Board expressing their concern over RDI’s proposed slate of director nominees and other recent RDI announcements.  A copy of this letter is available online at:

http://services.corporate-ir.net/SEC.Enhanced/SecCapsule.aspx?c=253953&fid=15556644

The DAVIDsTEA Board will continue to consider the interests of all the company’s shareholders as it evaluates its options in advance of the company’s annual meeting in mid-June. The company will provide more information in a management information circular and shareholders are not required to take any action at this time.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs and plans regarding the Company’s strategic direction. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as set forth in the Company’s Annual Report on Form 10-K dated April 19, 2018 and filed with the Securities and Exchange Commission on April 19, 2018. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Shareholder Questions

Shareholders who have questions may contact DAVIDsTea’s proxy agent at:

Laurel Hill Advisory Group

Toll free in North America:  1 (877) 452-7184

(1 (416) 304-0211 outside North America)

assistance@laurelhill.com

Media Contact
Edelman
Nina Godard
(416) 455-6324
nina.godard@edelman.com